EXHIBIT 23.1

                                [LOGO GOES HERE]
                                              CPA,LLC
                                 KYLE L. TINGLE
                          PERSONAL FINANCIAL PLANNING
                        BUSINESS SERVIES & TAX PLANNING



May 11, 2005

To Whom It May Concern

The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report dated May 5, 2005 accompanying the audited financial statements of International Card Establishment, Inc. as of December 31, 2004, in the Form 10-KSB, with the U.S. Securities and Exchange Commission, and to the Firm under the caption "experts" in the Prospectus.

Very truly yours,

/s/ KYLE L. TINGLE, CPA, LLC

Kyle L. Tingle
Kyle L. Tingle, CPA, LLC